Exhibit 10.6(e)


            [Mercantile logo] MERCANTILE-SAFE DEPOSIT & TRUST COMPANY



Nicholas C. Richardson
Assistant Vice President
Telephone - (410) 237-5216
Facsimile - (410) 237-5703

                                   May 5, 1997



Edward H. Verdery
Chairman of the Board and
Chief Executive Officer
Environmental Elements Corporation
P.O. Box 1318
3700 Koppers Street
Baltimore, Maryland 21203

Dear Ted:

This letter is in answer to your request for an extension of the temporary reduction in the Minimum Tangible Net Worth requirement outlined in the Loan Agreement associated with Mercantile-Safe Deposit & Trust Company's Secured Revolving Credit Agreement with Environmental Elements Corporation.

Mercantile-Safe Deposit & Trust Company will continue to reduce the Minimum Tangible Net Worth required to be maintained by Environmental Elements Corporation to $6,000,000 as of March 31, 1997. This requirement will revert to $7,000,000 on April 1, 1998. This two year Revolving Credit is due to expire on 25 October 1998.

                                       Respectfully,

                                       /s/ Nicholas C. Richardson
                                       ---------------------------
                                       Nicholas C. Richardson

            Two Hopkins Plaza/P.O. Box 1477/Baltimore, Maryland 21203